EMPLOYMENT AGREEMENT

         THIS AGREEMENT, made and entered into as of March 1, 2002 by and between Household International, Inc., a Delaware corporation, (hereinafter called the "Corporation") and David A. Schoenholz (hereinafter called the "Executive").


                                  WITNESSETH THAT:

         WHEREAS, the Executive is currently employed by the Corporation under an employment agreement dated January 1, 1999, and

         WHEREAS, the Corporation desires to continue to employ the Executive as its Vice Chairman-Chief Financial Officer, and the Executive desires to continue in such employment, on amended and restated terms and conditions;

         NOW, THEREFORE, the Corporation and the Executive, each intending to be legally bound, hereby mutually covenant and agree as follows:

         1.       Employment and Term.
                  -------------------

                  (a) Employment. The Corporation shall continue to employ the Executive as the Vice Chairman-Chief Financial Officer of the Corporation, and the Executive shall so serve, for the term set forth in Paragraph 1(b).

                  (b) Term. The initial term of the Executive's employment under this Agreement shall commence as of March 1, 2002 (the "Effective Date") and end on August 31, 2003, subject to the extension of such term as hereinafter provided and subject to earlier termination as provided in Paragraph 7, below. Beginning on March 1, 2002, the term of this Agreement shall be extended automatically for one (1) additional day for each day which has then elapsed since March 1, 2002, unless, at any time after March 1, 2002, either the Board of Directors of the Corporation (the "Board"), on behalf of the Corporation, or the Executive gives written notice to the other that such automatic extension of the term of this Agreement shall cease. Any such notice shall be effective immediately upon delivery. The initial term of this Agreement, plus any extension by operation of this Paragraph 1, shall be hereinafter referred to as the "Term."

         2. Duties. During the period of employment as provided in Paragraph 1(b) hereof, the Executive shall serve as Vice Chairman-Chief Financial Officer of the Corporation and have all powers and duties consistent with such position, subject to the reasonable direction of the Board and of the Chief Executive Officer of the Corporation. The Executive shall also continue to serve as a member of the Board if elected as such. The Executive shall devote substantially his entire time during reasonable business hours (reasonable sick leave and vacations excepted) and best efforts to fulfill faithfully, responsibly and to the best of his ability his duties hereunder. However, the Executive may, with the approval of the Board or of the Chief Executive Officer of the Corporation, which shall not be withheld unreasonably, serve on corporate, civic and/or charitable boards and committees.

         3.       Salary.
                  ------

                  (a) Base Salary. For services performed by the Executive for the Corporation pursuant to this Agreement during the period of employment as provided in Paragraph 1(b) hereof, the Corporation shall pay the Executive a base salary of $500,000 per year, payable in substantially equal installments in accordance with the Corporation's regular payroll practices. The Executive's base salary (with any increases under paragraph (b), below) shall not be subject to reduction. Any compensation which may be paid to the Executive under any additional compensation or incentive plan of the Corporation or which may be otherwise authorized from time to time by the Board (or an appropriate committee thereof) shall be in addition to the base salary to which the Executive shall be entitled under this Agreement.

                  (b) Salary Increases. During the period of employment as provided in Paragraph 1(b) hereof, the base salary of the Executive shall be reviewed no less frequently than annually by the Board or the Compensation Committee of the Board to determine whether or not the same should be increased in light of the duties and responsibilities of the Executive and the performance thereof, and if it is determined that an increase is merited, such increase shall be promptly put into effect and the base salary of the Executive as so increased shall constitute the base salary of the Executive for purposes of Paragraph 3(a).

         4. Annual Bonuses. For each calendar year during the term of employment, the Executive shall be eligible to receive in cash an annual performance bonus based upon the terms of the Corporation's bonus plan from time to time for senior executives, as adopted by the Board and administered by the Compensation Committee.

         5. Equity Incentive Compensation. During the term of employment hereunder the Executive shall be eligible to participate, in the manner and to the extent approved by the Board or the Compensation Committee, in any equity-based incentive compensation plan or program approved by the Board from time to time, including (but not by way of limitation) any plan providing for the granting of (a) options to purchase stock of the Corporation, (b) restricted stock of the Corporation or (c) similar equity-based units or interests, with awards to the Executive that are of appropriate size and nature relative to those for other senior executives and the individual performance of the Executive.

         6. Other Benefits. In addition to the compensation described in Paragraphs 3, 4 and 5, above, the Executive shall also be entitled to participate in all of the various retirement, welfare, fringe benefit, executive perquisite, and expense reimbursement plans, programs and arrangements of the Corporation to the extent the Executive is eligible for participation under the terms of such plans, programs and arrangements, with benefit levels and terms of participation at least as favorable to the Executive as those in effect on the Effective Date, except that the Executive's benefits and/or perquisites may be reduced in connection with similar reductions uniformly applied with respect to all similarly situated employees.

         7. Termination. Unless earlier terminated in accordance with the following provisions of this Paragraph 7, the Corporation shall continue to employ the Executive and the Executive shall remain employed by the Corporation during the entire term of this Agreement as set forth in Paragraph 1(b). Paragraph 9 hereof sets forth certain obligations of the Corporation in the event that the Executive's employment hereunder is terminated. Certain capitalized terms used in this Paragraph 7 and in Paragraphs 8 and 9 hereof are defined in Paragraph 7(d), below.

                  (a) Death or Disability. Except to the extent otherwise provided in Paragraph 9 with respect to certain post-Date of Termination payment obligations of the Corporation, this Agreement shall terminate immediately as of the Date of Termination in the event of the Executive's death or in the event that the Executive becomes disabled. The Executive will be deemed to be disabled upon the earlier of (i) the end of a six (6)-consecutive month period during which, by reason of physical or mental injury or disease, the Executive has been unable to perform substantially all of his usual and customary duties under this Agreement or (ii) the date that a reputable physician selected by the Board, and as to whom the Executive has no reasonable objection, determines in writing that the Executive will, by reason of physical or mental injury or disease, be unable to perform substantially all of the Executive's usual and customary duties under this Agreement for a period of at least six (6) consecutive months. If any question arises as to whether the Executive is disabled, upon reasonable request therefor by the Board, the Executive shall submit to reasonable medical examination for the purpose of determining the existence, nature and extent of any such disability. The Board shall promptly give the Executive written notice of any such determination of the Executive's disability and of any decision of the Board to terminate the Executive's employment by reason thereof. Until the Date of Termination for disability, the base salary payable to the Executive under Paragraph 3 hereof shall be reduced dollar-for-dollar by the amount of any disability benefits paid to the Executive in accordance with any disability policy or program of the Corporation.

                  (b) Discharge for Cause. In accordance with the procedures hereinafter set forth, the Board may discharge the Executive from his employment hereunder for Cause. Except to the extent otherwise provided in Paragraph 9 with respect to certain post-Date of Termination obligations of the Corporation, this Agreement shall terminate immediately as of the Date of Termination in the event the Executive is discharged for Cause. Any discharge of the Executive for Cause shall be communicated by a Notice of Termination to the Executive given in accordance with Paragraph 17 of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and
(iii) specifies the termination date, which may be as early as the date of the giving of such notice. No purported termination of the Executive's employment for Cause shall be effective without a Notice of Termination.

                  (c) Termination for Other Reasons. The Corporation may discharge the Executive without Cause by giving written notice to the Executive in accordance with Paragraph 17 at least fifteen (15) days prior to the Date of Termination. The Executive may resign from his employment, without liability to the Corporation, by giving written notice to the Corporation in accordance with Paragraph 17 at least fifteen (15) days prior to the Date of Termination. Except to the extent otherwise provided in Paragraph 9 with respect to certain post-Date of Termination obligations of the Corporation, this Agreement shall terminate immediately as of the Date of Termination in the event the Executive is discharged without Cause or resigns.

                  (d) Definitions. For purposes of this Agreement, the following capitalized terms shall have the meanings set forth below:

                      (i) "Accrued Obligations" shall mean, as of the Date of Termination, the sum of (A) the Executive's base salary under Paragraph 3 through the Date of Termination to the extent not theretofore paid, (B) the amount of any bonus, incentive compensation, deferred compensation and other cash compensation accrued by the Executive as of the Date of Termination to the extent not theretofore paid and (C) any vacation pay, expense reimbursements and other cash entitlements accrued by the Executive as of the Date of Termination to the extent not theretofore paid. For the purpose of this Paragraph 7(d)(i), amounts shall be deemed to accrue ratably over the period during which they are earned, but no discretionary compensation shall be deemed earned or accrued until it is specifically approved by the Board or the Compensation Committee in accordance with the applicable plan, program or policy.

                      (ii) "Cause" shall mean: (A) the Executive's commission of an act materially and demonstrably detrimental to the financial condition and/or goodwill of the Corporation or any of its subsidiaries, which act constitutes gross negligence or willful misconduct by the Executive in the performance of his material duties to the Corporation or any of its subsidiaries, or (B) the Executive's commission of any material act of dishonesty or breach of trust resulting or intended to result in material personal gain or enrichment of the Executive at the expense of the Corporation or any of its subsidiaries, or (C) the Executive's conviction of a felony involving moral turpitude, but specifically excluding any conviction based entirely on vicarious liability. No act or failure to act will be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that his action or omission was in the best interests of the Corporation. In addition, no act or omission will constitute Cause unless the Corporation has given detailed written notice thereof to the Executive and, where remedial action is feasible, he then fails to remedy the act or omission within a reasonable time after receiving such notice.

                      (iii) A "Change in Control" shall be deemed to have occurred if:

                           (A) Any "person" (as defined in Section 13(d) and
14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), excluding for this purpose the Corporation or any subsidiary of the Corporation, or any employee benefit plan of the Corporation or any subsidiary of the Corporation, or any person or entity organized, appointed or established by the Corporation for or pursuant to the terms of such plan which acquires beneficial ownership of voting securities of the Corporation, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly of securities of the Corporation representing twenty percent (20%) or more of the combined voting power of the Corporation's then outstanding securities; provided, however, that no Change in Control shall be deemed to have occurred as the result of an acquisition of securities of the Corporation by the Corporation which, by reducing the number of voting securities outstanding, increases the direct or indirect beneficial ownership interest of any person to twenty percent (20%) or more of the combined voting power of the Corporation's then outstanding securities, but any subsequent increase in the direct or indirect beneficial ownership interest of such a person in the Corporation shall be deemed a Change in Control; and provided further that if the Board of Directors of the Corporation determines in good faith that a person who has become the beneficial owner directly or indirectly of securities of the Corporation representing twenty percent (20%) or more of the combined voting power of the Corporation's then outstanding securities has inadvertently reached that level of ownership interest, and if such person divests as promptly as practicable a sufficient amount of securities of the Corporation so that the person no longer has a direct or indirect beneficial ownership interest in twenty percent (20%) or more of the combined voting power of the Corporation's then outstanding securities, then no Change in Control shall be deemed to have occurred;

                           (B) During any period of two (2) consecutive  years
(not including any period prior to the Effective Date of this Agreement), individuals who at the beginning of such two-year period constitute the Board of Directors of the Corporation and any new director or directors (except for any director designated by a person who has entered into an agreement with the Corporation to effect a transaction described in subparagraph (A), above, or subparagraph (C), below) whose election by the Board or nomination for election by the Corporation's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board (such individuals and any such new directors being referred to as the "Incumbent Board"); or

                           (C) Consummation   of  (1)  an  agreement  for  the
sale or disposition of the Corporation or all or substantially all of the Corporation's assets, (2) a plan of merger or consolidation of the Corporation with any other corporation, or (3) a similar transaction or series of transactions involving the Corporation (any transaction described in parts (1) through (3) of this subparagraph (C) being referred to as a "Business Combination"), in each case unless after such a Business Combination (x) the shareholders of the Corporation immediately prior to the Business Combination continue to own, directly or indirectly, more than sixty percent (60%) of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the new (or continued) entity (including, but not by way of limitation, an entity which as a result of such transaction owns the Corporation or all or substantially all of the Corporation's former assets either directly or through one or more subsidiaries) immediately after such Business Combination, in substantially the same proportion as their ownership of the Corporation immediately prior to such Business Combination, (y) no person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Corporation or of such entity resulting from such Business Combination) beneficially owns, directly or indirectly, twenty percent (20%) or more of the then combined voting power of the then outstanding voting securities of such entity, except to the extent that such ownership existed prior to the Business Combination, and (z) at least a majority of the members of the board of directors of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

                           (D) Approval by the  shareholders of the  Corporation
of a complete  liquidation or dissolution of the Corporation.

                           Any other  provision of this  Agreement to the
contrary notwithstanding, a "Change in Control" shall not include any transaction described in subparagraph (A) or (C), above, where, in connection with such transaction, the Executive and/or any party acting in concert with the Executive substantially increases his or its, as the case may be, ownership interest in the Corporation or a successor to the Corporation (other than through conversion of prior ownership interests in the Corporation and/or through equity awards received entirely as compensation for past or future personal services).

                           (iv)     "Date of  Termination"  shall  mean  (A) in
the event of a discharge of the Executive by the Board for Cause, the date specified in such Notice of Termination, (B) in the event of a discharge of the Executive without Cause or a resignation by the Executive, the date specified in the written notice to the Executive (in the case of discharge) or the Corporation (in the case of resignation), which date shall be no less than fifteen (15) days from the date of such written notice, (C) in the event of the Executive's death, the date of the Executive's death, and (D) in the event of termination of the Executive's employment by reason of disability pursuant to Paragraph 7(a), the date the Executive receives written notice of such termination.

                           (v)      "Good  Reason"  shall  mean any of the
following without the consent of the Executive: (A) the failure to re-elect the Executive as Vice Chairman-Chief Financial Officer, (B) assignment of duties inconsistent with the Executive's position, authority, duties or responsibilities, or any other action by the Corporation which results in a substantial diminution of such position, authority, duties or responsibilities, other than an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Corporation promptly after receipt of notice thereof given by the Executive, (C) any failure by the Corporation to comply with any of the provisions of this Agreement, including (but not by way of limitation) those provisions regarding compensation and benefits, other than an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Corporation promptly after receipt of notice thereof given by the Executive, or (D) the Corporation giving notice to the Executive to stop further operation of the evergreen feature described in Paragraph 1(b), above. However, during the period of three (3) years after a Change in Control, "Good Reason" shall also include the Executive being reassigned, without the Executive's consent, to an office location outside of the Chicago, Illinois metropolitan area. In addition, termination by the Executive for any reason during the sixty (60)-day period which begins twelve (12) months after a Change in Control shall be deemed to be a termination for Good Reason; provided, however, that if the Executive dies after a Change in Control but less than twelve (12) months after a Change in Control, the Executive will be deemed to have terminated employment for Good Reason twelve (12) months after the Change in Control.

                           (vi)     "Qualifying  Termination" shall mean
termination of the Executive's employment under this Agreement (A) by reason of the discharge of the Executive by the Corporation other than for Cause or disability or (B) by reason of the resignation of the Executive for Good Reason within twelve (12) months after an event constituting Good Reason or (C) in accordance with the last sentence of the definition of Good Reason in subparagraph (v), above.

                  (e) Continuing Obligations. Notwithstanding the termination of this Agreement pursuant to Paragraph 7(a), 7(b) or 7(c) above, or upon the expiration of the term described in Paragraph 1 above, the respective covenants, agreements and obligations of the Corporation and the Executive set forth hereinafter shall continue.

         8. Vesting of Equity Awards Upon a Change in Control. Immediately upon the Change in Control, all stock options, restricted stock and other equity awards previously made to the Executive which are not otherwise vested shall vest in full, and all such options shall remain exercisable for the period provided for the applicable plan or award agreement.

         9. Obligations of the Corporation Upon Termination. The following provisions describe the obligations of the Corporation to the Executive under this Agreement upon termination of his employment. However, except as explicitly provided in this Agreement, nothing in this Agreement shall limit or otherwise adversely affect any rights which the Executive may have under applicable law, under any other agreement with the Corporation or any of its subsidiaries, or under any compensation or benefit plan, program, policy or practice of the Corporation or any of its subsidiaries.

                  (a) Death, Disability, Discharge for Cause, or Resignation Without Good Reason. In the event this Agreement terminates by reason of the death or disability of the Executive, or by reason of the discharge of the Executive by the Corporation for Cause, or by reason of the resignation of the Executive other than for Good Reason, the Corporation shall pay to the Executive, or his heirs or estate, in the event of the Executive's death, all Accrued Obligations in a lump sum within thirty (30) days after the Date of Termination; provided, however, that any portion of the Accrued Obligations which consists of bonus, deferred compensation, or incentive compensation shall be determined and paid in accordance with the terms of the relevant plan as applicable to the Executive.

                  (b) Death, Disability or Retirement. In the event that Executive's employment is terminated by death, disability or retirement under a retirement plan of the Corporation, the Executive shall be entitled to receive in a lump sum within thirty (30) days after the Date of Termination, in addition to the compensation and benefits described in paragraph (a) above, a pro rata cash bonus for the year in which the Date of Termination occurs equal to the product of (i) the highest of the annual bonuses payable to the Executive for the three (3) years preceding the year in which the Date of Termination occurs, including any bonus or portion thereof that has been earned but deferred (and annualized for any fiscal year consisting of less than 12 full months or during which the Executive was employed for less than 12 full months) (the "Highest Annual Bonus"), and (ii) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination, and the denominator of which is 365.

                  (c) Qualifying Termination Without a Change in Control. In the event of a Qualifying Termination without a Change in Control, the Executive shall, upon executing and delivering a release of liability satisfactory to the Corporation, receive the following benefits:

                      (i) Payment of all Accrued Obligations in a lump sum within thirty (30) days after the Date of Termination; provided, however, that any portion of the Accrued Obligations which consists of bonus, deferred compensation or incentive compensation shall be determined and paid in accordance with the terms of the relevant plan as applicable to the Executive,

                      (ii) Payment in a lump sum within thirty (30) days after the Date of Termination of a salary replacement amount equal to one hundred fifty percent (150%) of the Executive's base salary as in effect prior to the termination,

                      (iii) Payment in a lump sum within thirty (30) days after the Date of Termination of a bonus replacement amount equal to one hundred fifty percent (150%) of the Highest Annual Bonus,

                      (iv) Continuation, for a period of eighteen (18) months after the Date of Termination, of health insurance benefits under the Consolidated Omnibus Budget Reconciliation Act ("COBRA") with the cost of such benefits to be paid by the Corporation, but such benefits may be discontinued earlier to the extent that the Executive becomes entitled to comparable benefits from a subsequent employer,

                      (v) Immediate pro rata vesting of all stock options, restricted stock and other equity or incentive compensation awards to the Executive which are not otherwise fully vested, with all options to remain exercisable for the period provided for in the applicable plan or award agreement. The proration of each award shall be done by multiplying the full award by a fraction, the numerator of which shall be the number of full months between the date of grant and the Date of Termination, and the denominator of which shall be the number of full months in the period of employment required for full vesting under the original terms of the award, and

                      (vi) Outplacement services, at the expense of the Corporation, from a provider reasonably selected by the Executive.

In addition, the Executive may, in the discretion of the Compensation Committee, be awarded a pro rata cash bonus for the year in which the Date of Termination occurs.

                  (d) Qualifying Termination After a Change in Control. In the event of a Qualifying Termination within three (3) years after a Change in Control, the Executive shall receive, in addition to the compensation and benefits described in subparagraphs (c)(i) and (c)(vi), above, the following benefits:

                      (i) Payment in a lump sum within thirty (30) days after the Date of Termination of a pro rata cash bonus for the year in which the Date of Termination occurs equal to the product of (x) the Highest Annual Bonus and
(y) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination and the denominator of which is 365;

                      (ii) Payment in a lump sum within thirty (30) days after the Date of Termination of a salary replacement amount equal to three hundred percent (300%) of the Executive's base salary as in effect prior to the termination,

                      (iii) Payment in a lump sum within thirty (30) days after the Date of Termination of a bonus replacement amount equal to three hundred percent (300%) of the Highest Annual Bonus;

                      (iv) Continuation, for a period of three (3) years after the Date of Termination, of the following welfare benefits and senior executive perquisites on terms at least as favorable to the Executive as those which would have been provided if the Executive's employment had continued for that time pursuant to this Agreement: medical and dental benefits, life and disability insurance, umbrella liability insurance coverage, executive physical examinations, and automobile and financial counseling allowances, with the cost of such benefits to be paid by the Corporation. To the extent the Corporation is unable to provide comparable insurance for reasons other than cost, the Corporation may provide a lesser level or no coverage and compensate the Executive for the difference in coverage through a cash lump sum payment grossed up for taxes. This payment will be tied to the cost of an individual insurance policy if it were assumed to be available. The medical and dental benefits provided hereunder shall not be considered a continuation of coverage under COBRA, and continuation coverage under COBRA shall be made available to the Executive at the end of such three (3) year period as if the Executive's employment had terminated on the last day of such period. For purposes of determining eligibility (but not the time of commencement of benefits) of the Executive for retiree benefits pursuant to post-retirement welfare benefit plans, practices, programs and policies of the Corporation, the Executive shall be considered to have remained employed for three (3) years after the Date of Termination and, therefore, will be treated as having three (3) additional years of age and service credit after the Date of Termination and as having retired on the last day of such three (3) year period;

                      (v) For purposes of determining the Executive's benefits under the Corporation's non-qualified excess and supplemental defined benefit retirement plans (the "SERP") in which the Executive participates, the Executive's benefits under the SERP shall equal the excess of (x) the actuarial equivalent (utilizing actuarial assumptions determined on a basis no less favorable to the Executive than the basis used under the terms of the Retirement Plan as in effect immediately prior to the Change in Control) of the sum of
(A) the benefit under the Corporation's qualified defined benefit retirement plan (the "Retirement Plan") and (B) the benefit under any excess or supplemental retirement plans in which the Executive participates (collectively, the "SERP"), based on the Executive's period of service through the Date of Termination and assuming for this purpose that: (1) the Executive's employment continued for three years after the Date of Termination, and, therefore, the Executive had three (3) additional years of age and service credit after the Date of Termination under the Retirement Plan and the SERP, (2) all accrued benefits under the Retirement Plan and the SERP are fully vested and (3) the Executive's salary and annual bonus for each year during such three (3) year period were the salary replacement and bonus replacement amounts described in subparagraphs (ii) and (iii) above, over (y) the actuarial equivalent of the Executive's actual benefit (paid or payable), if any, under the Retirement
Plan, as of the Date of Termination; and

                      (vi) Payment in a lump sum within thirty (30) days after the Date of Termination of an amount equal to the sum of the maximum matching contributions by the Corporation under the Corporation's tax-qualified and supplemental Section 401(k) plans in which the Executive participates that the Executive would have received if the Executive's employment continued for three
(3) years after the Date of Termination, assuming for this purpose that: (x) the Executive's salary and annual bonus for each year during such three (3) year period were the salary replacement and bonus replacement amounts described in subparagraphs (ii) and (iii) above and (y) the Company's matching contributions are determined pursuant to the applicable provisions of the Corporation's tax-qualified and supplemental Section 401(k) plans, as in effect immediately prior to the Change in Control.

                  (e) Termination of Employment Prior to Change in Control. Anything in this Agreement to the contrary notwithstanding, if a Change in Control occurs and if the Executive's employment with the Corporation is terminated within six (6) months prior to the date on which the Change in Control occurs, and if it is reasonably demonstrated by the Executive that such termination of employment (i) was at the request of a third party who was taking steps reasonably calculated to effect a Change in Control or (ii) otherwise arose in connection with or in anticipation of a Change in Control, then for all purposes of this Agreement the termination of the Executive's employment shall be deemed to have occurred immediately after the Change in Control.

         10. Certain Additional Payments by the Corporation. The Corporation agrees that:

                  (a) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Corporation to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Paragraph 10) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, (the "Code") or if any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, being hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that, after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payment.

                  (b) Subject to the provisions of paragraph (c), below, all determinations required to be made under this Paragraph 10, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by the accounting firm which is then serving as the auditors for the Corporation (the "Accounting Firm"), which shall provide detailed supporting calculations both to the Corporation and the Executive within fifteen (15) business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Corporation. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, the Executive shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Corporation. Any Gross-Up Payment, as determined pursuant to this Paragraph 10, shall be paid by the Corporation to the Executive within five (5) days of the receipt of the Accounting Firm's determination. If the Accounting Firm determines that no Excise Tax is payable by the Executive, it shall furnish the Executive with a written opinion that failure to report the Excise Tax on the Executive's applicable federal income tax return would not result in the imposition of a negligence or similar penalty. Any good faith determination by the Accounting Firm shall be binding upon the Corporation and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Corporation should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Corporation exhausts its remedies pursuant to paragraph (c), below, and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Corporation to or for the benefit of the Executive.

                  (c) The Executive shall notify the Corporation in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Corporation of a Gross-Up Payment. Such notification shall be given as soon as practicable but no later than fifteen (15) business days after the Executive is informed in writing of such claim and shall apprise the Corporation of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the thirty (30)-day period following the date on which Executive gives such notice to the Corporation (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Corporation notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

                      (i) Give the Corporation any information reasonably requested by the Corporation relating to such claim,

                      (ii) Take such action in connection with contesting such claim as the Corporation shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Corporation,

                      (iii) Cooperate with the Corporation in good faith in order effectively to contest such claim, and

                      (iv) Permit the Corporation to participate in any proceedings relating to such claim;

provided, however, that the Corporation shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limiting the foregoing provisions of this paragraph (c), the Corporation shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner; and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Corporation shall determine; provided, however, that if the Corporation directs the Executive to pay such claim and sue for a refund, the Corporation shall advance the amount of such payment to the Executive on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Corporation's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

                  (d) If, after the receipt by the Executive of an amount advanced by the Corporation pursuant to paragraph (c), above, the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Corporation's complying with the requirements of said paragraph (c)) promptly pay to the Corporation the amount of such refund (together with any interest paid or credited thereon, after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Corporation pursuant to said paragraph (c), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Corporation does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of thirty (30) days after such determination, then such advance shall be forgiven and shall not be required to be repaid; and the amount of such advance shall offset, to the extent thereof, the amount of the Gross-Up Payment required to be paid.

         11. No Set-Off or Mitigation. The Corporation's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Corporation may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement, and such amounts shall not be reduced whether or not the Executive obtains other employment.

         12. Payment of Certain Expenses. The Corporation agrees to pay promptly as incurred, to the fullest extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest (regardless of the outcome) by the Corporation, the Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement (including as a result of any contest initiated by the Executive about the amount of any payment due pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable federal rate provided for in
Section 7872(f)(2)(A) of the Code; provided, however, that, notwithstanding anything contained herein to the contrary, with respect to contests arising prior to a Change in Control (and not otherwise directly associated with the Change in Control), the Corporation shall not be obligated to make such payment with respect to any such contest in which the Corporation prevails over the Executive.

         13. Indemnification. To the full extent permitted by law, the Corporation shall, both during and after the term of the Executive's employment, indemnify the Executive (including the advancement of expenses) for any judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, incurred by the Executive in connection with the defense of any lawsuit or other claim to which he is made a party by reason of being (or having been) an officer, director or employee of the Corporation or any of its subsidiaries. In addition, the Executive shall be covered, both during and after the term of the Executive's employment, by director and officer liability insurance to the maximum extent that such insurance covers any officer or director (or former officer or director) of the Corporation.

         14. Confidentiality. During and after the period of employment with the Corporation, the Executive shall not, without prior written consent from the Chief Executive Officer or the General Counsel of the Corporation directly or indirectly disclose to any individual, corporation or other entity, other than to the Corporation or any subsidiary or affiliate thereof or their officers, directors or employees entitled to such information or any other person or entity to whom such information is disclosed in the normal course of the business of the Corporation) or use for the Executive's own benefit or for the benefit of any such individual, corporation or other entity, any Confidential Information of the Corporation. For purposes of this Agreement, "Confidential Information" is information relating to the business of the Corporation or its subsidiaries or affiliates (a) which is not generally known to the public or in the industry, (b) which has been treated by the Corporation and its subsidiaries and affiliates as confidential or proprietary, (c) which provides the Corporation or its subsidiaries or affiliates with a competitive advantage, and (d) in the confidentiality of which the Corporation has a legally protectable interest. Confidential Information which becomes generally known to the public or in the industry, or in the confidentiality of which the Corporation and its subsidiaries and affiliates cease to have a legally protectable interest, shall cease to be subject to the restrictions of this Paragraph 14.

         15. Status Under FDIC Regulations. This Agreement amends and restates a prior employment agreement dated July 11, 1994 which was entered into prior to March 29, 1995, which was the date that regulations were proposed by the Federal Deposit Insurance Corporation (the "FDIC") limiting "golden parachute" and indemnification payments by insured depository institutions and their holding companies. As of March 29, 1995 that prior agreement provided for a lump sum payment equal to 560% of the Executive's base salary. In view of the foregoing, if the payments and other benefits under Paragraph 9 of this Agreement are limited by those FDIC regulations, it is currently anticipated that any limits on "golden parachute" payments resulting from regulations issued by the FDIC should not reduce the payments under this Agreement below the lesser of (a) 560% of the Executive's base salary or (b) the payments and other benefits calculated under Paragraph 9 of this Agreement. However, if FDIC regulations are ultimately determined to further limit payments and other benefits under this Agreement, then such FDIC limits shall supersede the terms of Paragraph 9, above.

         16. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the heirs and representatives of the Executive and the successors and assigns of the Corporation. The Corporation shall require any successor (whether direct or indirect, by purchase, merger, reorganization, consolidation, acquisition of property or stock, liquidation, or otherwise) to all or a substantial portion of its assets, by agreement in form and substance reasonably satisfactory to the Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform this Agreement if no such succession had taken place. Regardless of whether such an agreement is executed, this Agreement shall be binding upon any successor of the Corporation in accordance with the operation of law, and such successor shall be deemed the "Corporation" for purposes of this Agreement.

         17. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or by recognized commercial delivery service or if mailed within the continental United States by first class certified mail, return receipt requested, postage prepaid, addressed as follows:

                  (1)      If to the Board or the Corporation, to:

                           Household International, Inc.
                           2700 Sanders Road
                           Prospect Heights, Illinois  60070
                           Attention:  Executive Vice President-Administration

                  (2)      If to the Executive, to:

                           Household International, Inc.
                           2700 Sanders Road
                           Prospect Heights, Illinois  60070
                           Attention:  David A. Schoenholz

Such addresses may be changed by written notice sent to the other party at the last recorded address of that party.

         18. Tax Withholding. The Corporation shall provide for the withholding of any taxes required to be withheld by federal, state, or local law with respect to any payment in cash, shares of stock and/or other property made by or on behalf of the Corporation to or for the benefit of the Executive under this Agreement or otherwise. The Corporation may, at its option: (a) withhold such taxes from any cash payments owing from the Corporation to the Executive, (b) require the Executive to pay to the Corporation in cash such amount as may be required to satisfy such withholding obligations and/or (c) make other satisfactory arrangements with the Executive to satisfy such withholding obligations.

         19. Arbitration. Except as to any controversy or claim which the Executive elects, by written notice to the Corporation, to have adjudicated by a court of competent jurisdiction, any controversy or claim arising out of or relating to this Agreement or the breach hereof shall be settled by arbitration in Chicago, Illinois in accordance with the laws of the State of Illinois. The arbitration shall be conducted in accordance with the rules of the American Arbitration Association. The costs and expenses of the arbitrator(s) shall be borne by the Corporation. The award of the arbitrator(s) shall be binding upon the parties. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction.

         20. No Assignment. Except as otherwise expressly provided herein, this Agreement is not assignable by any party and no payment to be made hereunder shall be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or other charge.

         21. Execution in Counterparts. This Agreement may be executed by the parties hereto in two (2) or more counterparts, each of which shall be deemed to be an original, but all such counterparts shall constitute one and the same instrument, and all signatures need not appear on any one counterpart.

         22.      Jurisdiction   and  Governing  Law.  This Agreement shall be
construed and interpreted in accordance with and governed by the laws of the State of Illinois, other than the conflict of laws provisions of such laws.

         23. Severability. If any provision of this Agreement shall be adjudged by any court of competent jurisdiction to be invalid or unenforceable for any reason, such judgment shall not affect, impair or invalidate the remainder of this Agreement. Furthermore, if the scope of any restriction or requirement contained in this Agreement is too broad to permit enforcement of such restriction or requirement to its full extent, then such restriction or requirement shall be enforced to the maximum extent permitted by law, and the Executive consents and agrees that any court of competent jurisdiction may so modify such scope in any proceeding brought to enforce such restriction or requirement.

         24. Prior Understandings. This Agreement embodies the entire understanding of the parties hereto and supersedes all other oral or written agreements or understandings between them regarding the subject matter hereof, including but not by way of limitation by amending and restating the Employment Agreement dated January 1, 1999 between the parties. This Agreement also supersedes the Employment Agreement dated July 9, 1996, the Employment Agreement dated January 3, 1994, the Employment Agreement dated May 28, 1993, the Employment Agreement dated December 1, 1989, the Senior Executive Employment Agreement dated January 1, 1988, and the Supplemental Employment Agreement dated January 1, 1988, between the parties. No change, alteration or modification hereof may be made except in a writing, signed by each of the parties hereto. The headings in this Agreement are for convenience of reference only and shall not be construed as part of this Agreement or to limit or otherwise affect the meaning hereof.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.


Attest:
                                       HOUSEHOLD INTERNATIONAL, INC.


 /s/ K. H. Robin                       By: /s/ William F. Aldinger
-------------------------------------  --------------------------------------
Kenneth H. Robin                       Title: Chairman and Chief Executive
Senior Vice President-General Counsel  Officer
and Corporate Secretary

                                       /s/ David A. Schoenholz
                                       ---------------------------------------
                                       David A. Schoenholz